Exhibit 99.1

News From:

Release Date: October 22, 2015

Contact:	Jenniffer Collins

IGI Laboratories, Inc.

(856) 697-1441

www.igilabs.com

IGI LABORATORIES ANNOUNCES THIRD QUARTER 2015 RESULTS

Sales Grow 74% Over 2014 and 31% Over Second Quarter 2015

Submits Tenth ANDA in 2015

BUENA, NJ - (PR NEWSWIRE) – IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey-based specialty generic pharmaceutical company, announced its financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	Total revenues of $11.6 million in the third quarter of 2015, an increase of 74% over the same quarter in 2014
•	Total net revenues generated from the sale of IGI label generic topical pharmaceutical products for the third quarters of 2015 and 2014 of $8.7 million and $3.0 million, respectively
•	Gross margin for the third quarter of 2015 equaled 52% as compared to 39% in the same period in 2014
•	IGI filed four Abbreviated New Drug Applications (ANDAs) in the third quarter of 2015 with the U.S. Food and Drug Administration (FDA)
•	Operating income was $0.4 million in the third quarter of 2015 compared to an operating loss of $0.1 million in the same period in 2014
•	Adjusted EBITDA (as defined and reconciled to GAAP below) for the third quarter of 2015 and 2014 was $1.4 million and $0.1 million, respectively
•	Adjusted net loss per fully diluted share (as defined and reconciled to GAAP below) for the third quarter of 2015 and 2014 was $0.00 and $0.00, respectively

Full Year 2015 Financial Guidance

•	The Company now expects total revenue between $41.0 and $43.0 million for the year ended December 31, 2015.
•	The Company anticipates gross margin of 49% to 50% for the year ended December 31, 2015.
•	The Company intends to submit 15 to 17 ANDAs in total with the FDA for the full year 2015. In order to complete all of the development work required for the 2015 filings, the Company continues to expect to spend between $13.0 and $14.0 million in research and development by the end of 2015.
•	As a result of the expected sequential increase in research and development costs in the fourth quarter of 2015, the Company intends for its operating margin to approach break even for the year ended December 31, 2015.

IGI’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “We are proud of our team’s continued ability to deliver and our financial results reflect solid execution this quarter. In addition, our announcements thus far in October have included the addition of Steve Richardson, our new Chief Scientific Officer, the acquisition of three commercialized injectable products in the US, for which we have already shipped orders in October, and the execution of an agreement to acquire Alveda Pharmaceuticals, Inc., a generic sterile injectable business in Canada. Today in the US market, we now market seven products in twelve presentations in the generic topical market, and another three products in seventeen presentations in the generic injectable market.

On the regulatory front, we have submitted ten ANDA submissions so far this year, including today’s submission,’’ Mr. Grenfell-Gardner continued. ‘’We also received the FDA’s final approval for our diclofenac sodium 1.5% topical solution in July, which we launched later that month. Our long-term vision continues to focus on the creation of a diversified product portfolio, built around our topical, injectable, complex and ophthalmic, or TICO, strategy.”

Mr. Grenfell-Gardner continued, “As we have discussed, we are optimistic regarding the continued positive momentum that we are seeing in our interactions with the FDA, especially with regard to applications filed in Generic Drug User Fee Amendments (“GDUFA”) Year 3, which began on October 1, 2014. We believe that this increased rate of review is evidence that the implementation of the GDUFA of 2012 is working. In an attempt to shorten our potential review times, and ultimately obtain approvals more quickly, we have chosen to withdraw four of our applications from the FDA and resubmit them in 2016. Based on August IMS Health data, the addressable market for our pipeline of now twenty-eight ANDAs is estimated at $1.4 billion, excluding our four partnered submissions.  Therefore, over 59% of the total addressable market in our pipeline relates to submissions filed in GDUFA Year 3 or later.

“As a result of the increased FDA activity around our filed pipeline, we determined it was necessary to make significant adjustments during this year to allocate the appropriate amount of our team’s time to responding effectively to the FDA’s accelerated deadlines for applications currently under review. While we have been expanding our team throughout the year, we believe that addressing the FDA’s accelerated response times had to take priority in the last few months. As we reallocate resources, we now plan to submit a further five to seven ANDAs with the FDA this year, for a total of fifteen to seventeen new topical submissions in 2015. The remaining planned 2015 submissions will be filed in the first half of 2016. We believe this is the right strategy to maximize the potential of our current and future pipeline.”

The Company will hold a conference call today at 4:15 pm ET to discuss third quarter 2015 results.

The Company invites you to listen to the call by dialing 1-888-346-3479. International participants should call 1-412-902-4260. Canadian participants should call 1-855-669-9657. Participants should ask to be joined into the IGI Laboratories, Inc. call.

This call is being webcast by MultiVu (a PR Newswire Company) and can be accessed in the Investor Relations Section of IGI's website at www.igilabs.com.

About IGI Laboratories, Inc.

IGI Laboratories is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market.

Forward Looking Statements

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe,” “target,” “estimated,” "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those included from time to time in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Actual results may differ materially from these expectations. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in and the impact of global political, economic, business, competitive, market, regulatory and other factors; and our inability to complete successfully future product acquisitions. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), IGI is also presenting EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Since EBITDA and Adjusted EBITDA are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, IGI's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

Depreciation and amortization

Interest expense, net

Provision for income taxes

Amortization of acquisition costs related to Econazole purchase

Non-cash expenses, such as share-based compensation expense

Less change in the fair value of derivative liability

Adjusted Net Income, as defined by the Company, is calculated as follows:

Net income, plus:

Non-cash interest expense, net

Provision for income taxes

Amortization of acquisition costs related to Econazole purchase

Non-cash expenses, such as share-based compensation expense

Less change in the fair value of derivative liability

Adjusted Net Income Per Fully Diluted Share is equal to Adjusted Net Income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses and change in the fair value of derivative liability which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance (i.e., fair value adjustments to the derivative liability).

While the Company uses Adjusted Net Income, EBITDA and Adjusted EBITDA in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. Adjusted Net Income, EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Due to the inherent limitations of Adjusted Net Income, EBITDA and Adjusted EBITDA, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted Net Income, EBITDA and Adjusted EBITDA and encourages investors to do likewise.

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	September 30, 2015	December 31,
	(Unaudited)	2014*
ASSETS
Current assets:
Cash and cash equivalents	$145,699	$158,883
Accounts receivable, net	10,947	14,366
Inventories	4,958	2,784
Prepaid expenses and other receivables	1,348	1,185
Total current assets	162,952	177,218
Property, plant and equipment, net	7,117	3,262
Product acquisition costs, net	12,031	10,604
Debt issuance costs, net	4,575	5,132
Other	479	862
Total assets	$187,154	$197,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,013	$1,643
Accrued expenses	5,817	5,141
Payable for product acquisition costs	-	6,000
Other current liabilities	336	218
Total current liabilities	9,166	13,002

Convertible 3.75% senior notes, net of debt discount (face of $143,750)	105,239	100,311
Fair value of derivative liability - convertible 3.75% senior notes	-	41,400
Note payable, bank	-	3,160
Other long term liabilities	200	71
Total liabilities	114,605	157,944

Stockholders’ equity:
Series A Convertible Preferred stock, $0.01 par value, 100 shares authorized; 0 shares issued and outstanding as of September 30,
2015 and December 31, 2014, respectively	-	-
Series C Convertible Preferred stock, $0.01 par value, 1,550 shares authorized; 0 shares issued and outstanding as of September 30,
2015 and December 31, 2014, respectively	-	-
Common stock, $0.01 par value, 100,000,000 and 60,000,000 shares authorized; 52,872,953 and 52,819,787 shares issued and outstanding
as of September 30, 2015 and December 31, 2014, respectively	548	548
Additional paid-in capital	98,544	78,172
Accumulated deficit	(26,543)	(39,586)
Total stockholders’ equity	72,549	39,134
Total liabilities and stockholders' equity	$187,154	$197,078

*Derived from the audited December 31, 2014 financial statements

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share information)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Product sales, net	$11,375	$6,005	$30,532	$18,525
Research and development income	237	635	475	1,385
Licensing, royalty and other revenue	3	28	172	95
Total revenues	11,615	6,668	31,179	20,005

Costs and Expenses:
Cost of revenues	5,538	4,036	15,808	11,603
Selling, general and administrative expenses	2,433	1,124	6,474	3,563
Product development and research expenses	3,253	1,652	9,319	5,045
Total costs and expenses	11,224	6,812	31,601	20,211
Operating income (loss)	391	(144)	(422)	(206)

Other Income (Expense):
Change in the fair value of derivative liability	-	-	23,144	-
Interest and other expense, net	(3,279)	(58)	(9,679)	(162)
Income (loss) before income tax expense	(2,888)	(202)	13,043	(368)

Income tax expense	-	-	-	12

Net income (loss)	$(2,888)	$(202)	$13,043	$(380)

Basic earnings (loss) per share	($0.05)	$0.00	$0.25	($0.01)
Diluted earnings (loss) per share	($0.05)	$0.00	($0.02)	($0.01)

Weighted average shares of common stock outstanding:
Basic	52,869,529	52,457,938	52,857,624	48,811,328
Diluted	52,869,529	52,457,938	67,173,250	48,811,328

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2015 and 2014

(in thousands)

(Unaudited)

	September 30,	September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$13,043	$(380)
Non-cash (income) expenses	(15,330)	1,244
Changes in operating assets and liabilities	(1,922)	(1,894)

Net cash used in operating activities	(4,209)	(1,030)

Net cash used in investing activities	(5,751)	(3,077)

Net cash (used in) provided by financing activities	(3,254)	25,254

Net (decrease) increase in cash and cash equivalents	(13,214)	21,147
Cash and cash equivalents at beginning of period	158,883	2,101

Cash and cash equivalents at end of period	$145,669	$23,248

IGI LABORATORIES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income (loss)	$(2,888)	$(202)	$13,043	$(380)

Depreciation and amortization expense	164	131	454	367
Interest expense, net	1,377	50	4,147	138
Non-cash interest expense	1,902	8	5,532	24
Provision for income taxes	-	-	-	12
EBITDA	555	(13)	23,176	161

Amortization of product acquisition costs	30	30	90	90
Stock-based compensation expense	802	130	1,708	649
Change in the fair value of derivative liability	-	-	(23,144)	-
Adjusted EBITDA	$1,387	$147	$1,830	$900

IGI LABORATORIES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP ADJUSTED NET INCOME

(in thousands, except share and per share information)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income (loss)	$(2,888)	$(202)	$13,043	$(380)

Non-cash interest expense	1,902	8	5,532	24
Provision for income taxes	-	-	-	12
Amortization of product acquisition costs	30	30	90	90
Non-cash stock-based compensation expense	802	130	1,708	649
Change in the fair value of derivative liability	-	-	(23,144)	-
Adjusted net Income	$(154)	$(34)	$(2,771)	$395

Non- GAAP Adjusted net income (loss) per diluted share	$(0.00)	$(0.00)	$(0.04)	$0.01

Weighted average shares of common stock outstanding:
Diluted	52,869,529	52,457,938	67,173,250	48,811,328

IGI LABORATORIES, INC. AND SUBSIDIARIES

GROSS TO NET CALCULATION

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Gross IGI product sales	$23,167	$14,823	$73,347	$25,618

Reduction to gross product sales:
Chargebacks and billbacks	9,072	10,365	37,160	13,832
Sales discounts and other allowances	5,381	1,445	12,703	2,446
Total reduction to gross product sales	14,453	11,810	49,863	16,278

IGI product sales, net	8,714	3,013	23,484	9,340

Contract manufacturing product sales	2,661	2,992	7,048	9,185

Total product sales, net	$11,375	$6,005	$30,532	$18,525